Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is entered into between XPO Logistics, Inc., together with its existing and future direct and indirect subsidiaries and controlled affiliates (the “Company”), and Ravi Tulsyan (“Employee”) (collectively, the “Parties”).

The Parties agree as follows:

1.	Separation of Employment. Employee hereby acknowledges that Employee’s employment with the Company is terminated effective January 6, 2023 (the “Separation Date”). Regardless of whether Employee enters into this Agreement, the Company will pay Employee all accrued wages earned through and including the Separation Date plus paid time off that accrued in 2023 and remains unused through and including the Separation Date, less applicable withholdings, in accordance with the Company’s regular payroll practices or earlier when required by applicable state law. Provided Employee is already enrolled in Company paid medical benefits coverage, Employee shall continue to receive such coverage through January 31, 2023. If Employee wishes to continue benefits coverage beyond January 31, 2023, Employee must timely elect such coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Any other benefits, including any equity grants, transition payments, and retention payments, will be governed by the applicable plan documents, transition agreement, or retention agreement. Except as expressly provided in those documents or in this Agreement, Employee will receive no additional compensation, bonus, severance, commissions, equity or other benefits after the Separation Date.

2.	Transition Payment; CIPA Survival; Incentive Awards; Standard Vesting.

a.	Transition Payment. Regardless of whether Employee signs this Agreement, pursuant to the terms of the Transition Agreement between Employee and the Company, dated October 10, 2022 (the “Transition Agreement”), Employee shall be paid $480,000, less applicable taxes and withholdings, on or about July 7, 2023.

b.	CIPA Survival. Employee acknowledges and understands that Employee’s post-employment obligations under the Confidential Information Protection Agreement dated September 14, 2021, entered into by and between Employee and the Company (the “CIPA”) shall survive the termination of Employee’s employment with the Company and shall remain in full force and effect hereafter. A copy of the CIPA is attached hereto as “Exhibit A.” The three (3) year non-compete provision in Section 7 of the CIPA, as well as all other post-employment terms of the CIPA, including the non-solicitation, non-disparagement and non-disclosure covenants contained therein, remain in full force and effect. The Parties acknowledge that to the extent the Employee wishes to accept new employment during the Restricted Period (as defined in the CIPA) with a portfolio company that is a subsidiary, affiliate or investment of a private equity fund, hedge fund or similar fund that invests in companies engaged in the Business (as defined in the CIPA), Employee agrees to notify the Company’s Chief Human Resources Officer, in writing, in advance and obtain the Company’s prior consent before accepting such new employment. The Company reserves the right to grant or deny consent in its sole and exclusive discretion.

c.	Spin-Off Adjustment of Incentive Awards. During Employee’s employment with the Company, Employee was given certain restricted stock units (“Restricted Stock Units”) and performance based restricted stock units (“PRSU’s”) pursuant to the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan (the “2016 Equity Plan”). In connection with the spin-off of GXO, Inc. (“GXO”) from the Company effective August 2, 2021, unvested Restricted Stock Units that were issued to Employee under the 2016 Equity Plan and prior to August 1, 2021 (“Pre GXO Spin RSUs”) and unvested PRSUs that were issued to Employee under the 2016 Equity Plan and prior to August 1, 2021 (“Pre GXO Spin PRSUs”) were adjusted in accordance with the Employee Matters Agreement between the Company and GXO, dated August 1, 2021, and subject to the same terms and conditions of the original award agreement (the “Post GXO Spin RSUs” and “Post GXO Spin PRSUs,” respectively). In connection with the spin-off of RXO, Inc. (“RXO”) from the Company effective November 1, 2022, all Restricted Stock Units and PRSUs that were issued to Employee under the 2016 Equity Plan between August 1, 2021 and October 31, 2022 (“Pre RXO Spin RSUs”), and all Post GXO Spin RSUs and Post GXO Spin PRSUs, were converted into the right to receive an equal number of shares of XPO common stock and RXO common stock in accordance with the Employee Matters Agreement between the Company and RXO, dated October 31, 2022, and subject to the same terms and conditions of the original award agreement (the “Adjusted Restricted Stock Units”).

d.	Survival of Award Agreements. The Parties’ rights and obligations contained in the First 2019 RSU Award Agreement (as defined herein), the Second 2019 RSU Award Agreement (as defined herein), the First 2020 RSU Award Agreement (as defined herein), the Second 2020 RSU Award Agreement (as defined herein), the First 2021 RSU Award Agreement (as defined herein), the Second 2021 RSU Award Agreement (as defined herein), the 2021 PRSU Award Agreement (as defined herein), the First 2022 PRSU Award Agreement (as defined herein), and the Second 2022 PRSU Award Agreement (as defined herein and collectively with the First 2019 RSU Award Agreement, the Second 2019 RSU Award Agreement, the First 2020 RSU Award Agreement, the Second 2020 RSU Award Agreement, the First 2021 RSU Award Agreement, the Second 2021 RSU Award Agreement, the 2021 PRSU Award Agreement, the First 2022 PRSU Award Agreement, and the Second 2022 PRSU Award Agreement, the “Award Agreements”) shall remain in full force and effect following the Employee’s execution of this Agreement, shall survive the termination of Employee’s employment, and are incorporated by reference herein. Employee further acknowledges and understands that Employee’s violation of this Agreement or the restrictive covenants set forth in the CIPA attached hereto as Exhibit A shall result in forfeiture of any outstanding rights under, and the remittance to the Company of any shares (or the equivalent value in cash) that were issued to Employee upon vesting of any equity or cash payments made pursuant to the respective terms and conditions of the Award Agreements, the Transition Agreement, or this Agreement.

e.	Standard Vesting. Regardless of whether Employee signs this Agreement, upon the Separation Date, Employee shall vest or be eligible to vest, as applicable, in certain Restricted Stock Units and PRSUs under the terms of the following Award Agreements:

i.	First 2020 Restricted Stock Unit Award. Pursuant to the terms of the 2020 Restricted Stock Unit Award Agreement granted under the 2016 Equity Plan, dated January 15, 2020 (the “First 2020 RSU Award Agreement”), Employee was originally eligible to earn up to 3,389 Pre GXO Spin RSUs if certain time-based vesting conditions were met. Pursuant to the terms of the First 2020 RSU Award Agreement, the Employee shall vest in 1,867 shares of XPO common stock and 1,867 shares of RXO common stock in connection with Employee’s termination of employment and the underlying shares will be delivered in accordance with the terms of the First 2020 RSU Award Agreement and the 2016 Equity Plan.

ii.	First 2022 Performance-Based Restricted Stock Unit Award. Pursuant to the terms of the 2022 Performance-Based Restricted Stock Unit Award Agreement granted under the 2016 Equity Plan, dated March 7, 2022 (the “First 2022 PRSU Award Agreement”), Employee was originally eligible to earn up to 82,932 Pre RXO Spin PRSUs if certain time-based vesting conditions were met. Pursuant to the terms of the First 2022 PRSU Award Agreement, the Employee shall vest in 82,932 shares of XPO common stock and 82,932 shares of RXO common stock in connection with Employee’s termination of employment and the underlying shares will be delivered in accordance with the terms of the First 2022 PRSU Award Agreement and the 2016 Equity Plan.

iii.	Second 2022 Performance-Based Restricted Stock Unit Award. Pursuant to the terms of the 2022 Performance-Based Restricted Stock Unit Award Agreement granted under the 2016 Equity Plan, dated March 7, 2022 (the “Second 2022 PRSU Award Agreement”), Employee was originally eligible to earn a percentage of a target number of shares of XPO common stock equal to 49,759 Pre RXO Spin PRSUs if the Company met a Gating Performance Goal and meets certain Financial Performance Goals (each as defined in the Second 2022 PRSU Award Agreement). Pursuant to the terms of the Second 2022 PRSU Award Agreement, the Employee shall be eligible to vest in an Earned Amount (as defined in the Second 2022 PRSU Award Agreement) of shares of XPO common stock and an Earned Amount of RXO common stock in connection with Employee’s termination of employment; provided, however, that the Financial Performance Goals are met, as determined and certified by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). The number of the Earned Amount of shares that will vest shall be based on the level of achievement of the Financial Performance Goals that the Compensation Committee determines and certifies are met in accordance with the Second 2022 PRSU Award Agreement. To the extent the Compensation Committee determines the Financial Performance Goals are met, the Earned Amount of shares will be delivered in accordance with the terms of the Second 2022 PRSU Award Agreement and the 2016 Equity Plan. Any remaining Adjusted Restricted Stock Units granted pursuant to the Second 2022 PRSU Award Agreement that do not vest pursuant to the Second 2022 PRSU Award Agreement shall be forfeited.

3.	Consideration to Employee. Pursuant to the terms of the Change in Control and Severance Agreement, dated September 14, 2021, entered into by and between Employee and the Company (the “Severance Agreement”), the Transition Agreement, and this Agreement, Employee is receiving certain severance and other benefits to which Employee would not otherwise be entitled. In exchange for promises by Employee in this Agreement, including but not limited to a release of claims, if Employee timely signs and does not revoke this Agreement, the Company shall provide to Employee:

a.	Severance Payments. Subject to the terms and conditions of Section 3(b)(i), Section 3(b)(ii), and Section 6 of the Severance Agreement, including Employee’s obligation to provide the Company with written notice of any monies earned by Employee while receiving the Severance Payments (as defined herein) and the Company’s right to reduce the Severance Payments by such monies earned by Employee, Employee shall receive monetary pay in the total gross amount of $500,000 (the “Severance Payments”), less applicable taxes and withholdings. Provided Employee does not breach the terms of this Agreement or the CIPA, the Severance Payments will be provided in equal installments over a twelve-month period on the Company’s normal payroll dates, with the first installment to be paid within 65 days after the Separation Date together with any installments that would otherwise have been paid prior to such date accumulated and paid in a lump sum on the first installment date.

b.	Additional Payment. Pursuant to the terms of the Severance Agreement, Employee shall receive monetary pay in the total gross amount of $8,200.00 (the “Additional Payment”), less applicable taxes and withholdings, equal to the estimated prorated target bonus for the 2023 performance year, prorated based on the number of days in which Employee was employed in the 2023 performance year. Provided Employee does not breach the terms of this Agreement or the CIPA, the Additional Payment will be provided in a lump sum within ten (10) days following the Effective Date of this Agreement.

c.	Carryover PTO Payment. As additional consideration for Employee’s timely execution and non-revocation of this Agreement, Employee shall be paid in a lump sum, less applicable taxes and withholdings, a carryover paid time off (“PTO”) payment equivalent to any unused carryover PTO for 2022 that Employee would otherwise forfeit upon separation (the “Carryover PTO Payment”). Provided Employee does not breach the terms of this Agreement or the CIPA, the Carryover PTO Payment will be provided in a lump sum within ten (10) days following the Effective Date of this Agreement.

d.	Enhanced Payment. As additional consideration for Employee’s timely execution and non-revocation of this Agreement, Employee shall receive a payment equivalent to what Employee would have received as the funded bonus amount for the Company’s 2022 annual incentive plan year if Employee had remained employed through the date of payout of the funded bonus amount, calculated based on Employee’s base salary as of the Separation Date multiplied by Employee’s bonus target percentage, multiplied by the bonus funding percentage for Employee’s business unit (the “Enhanced Payment,” and together with the Severance Payments, Additional Payment, and Carryover PTO Payment, collectively, the “Monetary Payments”), less applicable taxes and withholdings. Provided Employee does not breach the terms of this Agreement or the CIPA, the Enhanced Payment will be provided in a lump sum in March 2023.

e.	Accelerated Vesting. Upon the Separation Date, Employee shall vest or be eligible to vest, as applicable, in certain Restricted Stock Units and PRSUs under the terms of the following Award Agreements, regardless of whether Employee signs this Agreement. In addition, pursuant to the terms of the Transition Agreement and this Agreement, as additional consideration for Employee’s timely execution and non-revocation of this Agreement, the Company agrees to accelerate vesting of certain Restricted Stock Units and PRSUs under the following Award Agreements, as follows:

i.	First 2019 Restricted Stock Unit Award. Pursuant to the terms of the 2019 Restricted Stock Unit Award Agreement granted under the 2016 Equity Plan, dated March 15, 2019 (the “First 2019 RSU Award Agreement”), Employee was originally eligible to earn up to 10,574 Pre GXO Spin RSUs if certain time-based vesting conditions were met. Pursuant to the terms of the First 2019 RSU Award Agreement, the Employee shall vest in 3,565 shares of XPO common stock and 3,565 shares of RXO common stock in connection with Employee’s termination of employment and the underlying shares will be delivered in accordance with the terms of the First 2019 RSU Award Agreement and the 2016 Equity Plan. In addition, pursuant to this Agreement, the Company will vest an additional 801 shares of XPO common stock and an additional 801 shares of RXO common stock under the First 2019 RSU Award Agreement.

ii.	Second 2019 Restricted Stock Unit Award. Pursuant to the terms of the Second 2019 Restricted Stock Unit Award Agreement granted under the 2016 Equity Plan, dated March 15, 2019 (the “Second 2019 RSU Award Agreement”), Employee was originally eligible to earn up to 5,539 Pre GXO Spin RSUs if certain time-based vesting conditions were met. Pursuant to the terms of the Second 2019 RSU Award Agreement, the Employee shall vest in 1,867 shares of XPO common stock and 1,867 shares of RXO common stock in connection with Employee’s termination of employment and the underlying shares will be delivered in accordance with the terms of the Second 2019 RSU Award Agreement and the 2016 Equity Plan. In addition, pursuant to this Agreement, the Company will vest an additional 420 shares of XPO common stock and an additional 420 shares of RXO common stock under the Second 2019 RSU Award Agreement.

iii.	Second 2020 Restricted Stock Unit Award. Pursuant to the terms of the 2020 Restricted Stock Unit Award Agreement granted under the 2016 Equity Plan, dated December 8, 2020 (the “Second 2020 RSU Award Agreement”), Employee was originally eligible to earn up to 8,310 Pre GXO Spin RSUs if certain time-based vesting conditions were met. Pursuant to the terms of the Second 2020 RSU Award Agreement, the Employee shall vest in 376 shares of XPO common stock and 376 shares of RXO common stock in connection with Employee’s termination of employment and the underlying shares will be delivered in accordance with the terms of the Second 2020 RSU Award Agreement and the 2016 Equity Plan. In addition, pursuant to this Agreement, the Company will vest an additional 2,194 shares of XPO common stock and an additional 2,194 shares of RXO common stock under the Second 2020 RSU Award Agreement. Any remaining Adjusted Restricted Stock Units granted pursuant to the Second 2020 RSU Award Agreement that do not vest pursuant to the Second 2020 RSU Award Agreement or this Agreement shall be forfeited.

iv.	First 2021 Restricted Stock Unit Award. Pursuant to the terms of the 2021 Restricted Stock Unit Award Agreement granted under the 2016 Equity Plan, dated March 10, 2021 (the “First 2021 RSU Award Agreement”), Employee was originally eligible to earn up to 2,846 Pre GXO Spin RSUs if certain time-based vesting conditions were met. Pursuant to the terms of the First 2021 RSU Award Agreement, the Employee shall vest in 1,301 shares of XPO common stock and 1,301 shares of RXO common stock in connection with Employee’s termination of employment and the underlying shares will be delivered in accordance with the terms of the First 2021 RSU Award Agreement and the 2016 Equity Plan. In addition, pursuant to this Agreement, the Company will vest an additional 358 shares of XPO common stock and an additional 358 shares of RXO common stock under the First 2021 RSU Award Agreement. Any remaining Adjusted Restricted Stock Units granted pursuant to the First 2021 RSU Award Agreement that do not vest pursuant to the First 2021 RSU Award Agreement or this Agreement shall be forfeited.

v.	Second 2021 Restricted Stock Unit Award. Pursuant to the terms of the Second 2021 Restricted Stock Unit Award Agreement granted under the 2016 Equity Plan, dated September 8, 2021 (the “Second 2021 RSU Award Agreement”), Employee was originally eligible to earn up to 8,773 Pre RXO Spin RSUs if certain time-based vesting conditions were met. Pursuant to the terms of the Second 2021 RSU Award Agreement, the Employee shall vest in 1,454 shares of XPO common stock and 1,454 shares of RXO common stock in connection with Employee’s termination of employment and the underlying shares will be delivered in accordance with the terms of the Second 2021 RSU Award Agreement and the 2016 Equity Plan. In addition, pursuant to this Agreement, the Company will vest an additional 2,103 shares of XPO common stock and an additional 2,103 shares of RXO common stock under the Second 2021 RSU Award Agreement. Any remaining Adjusted Restricted Stock Units granted pursuant to the Second 2021 RSU Award Agreement that do not vest pursuant to the Second 2021 RSU Award Agreement or this Agreement shall be forfeited.

vi.	2021 Performance-Based Restricted Stock Unit Award. Pursuant to the terms of the 2021 Performance-Based Restricted Stock Unit Award Agreement granted under the 2016 Equity Plan, dated September 8, 2021 (the “2021 PRSU Award Agreement”), Employee was originally eligible to earn a target number of shares of XPO common stock equal to 11,697 Pre RXO Spin RSUs if the Company meets certain performance goals defined in the 2021 PRSU Award Agreement. Pursuant to the terms of the 2021 PRSU Award Agreement, the Employee shall vest in 2,244 shares of XPO common stock and 2,244 shares of RXO common stock in connection with the 2021 Tranche, the Employee shall be eligible to vest in a target amount of 5,208 shares of XPO common stock and a target amount of 5,208 shares of RXO common stock in connection with the 2022 Tranche, and the Employee shall be eligible to vest in a target amount of 86 shares of XPO common stock and a target amount of 86 shares of RXO common stock in connection with the 2023 Tranche; provided, however, that the performance goals set forth in the 2021 PRSU Award Agreement are met, as determined and certified by the Compensation Committee. In addition, the Employee shall be eligible to vest in a target amount of 2,496 shares of XPO common stock and a target amount of 2,496 shares of RXO common stock in connection with the 2023 Tranche; provided, however, that the performance goals set forth in the 2021 PRSU Award Agreement are met, as determined and certified by the Compensation Committee. The number of shares that will vest shall be based on the level that the Compensation Committee determines and certifies that 2022 Tranche and 2023 Tranche performance goals are met. The shares underlying the 2021 PRSU Award will be delivered in accordance with the terms of the 2021 PRSU Award Agreement and the 2016 Equity Plan. Any remaining Adjusted Restricted Stock Units granted pursuant to the 2021 PRSU Award Agreement that do not vest pursuant to the 2021 PRSU Award Agreement or this Agreement shall be forfeited.

f.	Outplacement. The Company shall pay for nine (9) months of outplacement services through Lee Hecht Harrison that focus on job search essentials and is a program of the Company’s choosing. Employee must contact Lee Hecht Harrison and begin utilizing this outplacement service within thirty (30) days of the Effective Date of this Agreement to take advantage of this benefit. Employee is not entitled to the cash value of outplacement services.

g.	Other Compensation or Benefits. Subject to the terms and conditions of Section 3(d) of the Severance Agreement, including Employee’s obligation to provide the Company with written notice of Employee’s eligibility for medical and dental benefits through subsequent employment and the Company’s right to cease the COBRA Payments (as defined herein), the Company shall pay Employee’s COBRA premiums for medical and dental coverage as in effect on Separation Date for a period of up to six (6) months from the Separation Date (the “COBRA Payments”). The Company will not oppose any application for unemployment insurance, although the Company will respond truthfully to any inquiries relating to such application. Employee acknowledges that payment of any amounts to, or on behalf of, Employee under this Agreement does not in any way extend Employee’s employment or continuous service beyond the Separation Date or confer any rights or benefits other than those set forth expressly herein.

4.	Release. In exchange for the consideration described in Section 3 above, Employee and Employee’s representatives, heirs, successors and assigns completely release and forever discharge the Company and any present or past affiliates of the Company, and its and their present and former shareholders, officers, directors, members, agents, employees, attorneys, insurers, employee benefit plans and their administrators, successors, and assigns (collectively, “Released Parties”) from all claims, rights, demands, actions, obligations, and liabilities of every kind, known or unknown, which Employee may now have or has ever had up through the date Employee signs this Agreement. This release of claims includes, but is not limited to, all claims arising out of Employee’s employment with the Company and the termination of that employment, whether based on tort, contract (expressed or implied), or any federal, state, or local law, regulation or ordinance (collectively, “Released Claims”). By way of example only, Released Claims include any claims arising under Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, the Post Civil War Civil Rights Acts (42 USC §§ 1981-1988), the Civil Rights Act of 1991, the Equal Pay Act, the Occupational Safety and Health Act, the Americans with Disabilities Act as amended, the Uniformed Services Employment and Reemployment Rights Act, the Davis-Bacon Act, the Walsh-Healey Act, the Employee Retirement Income Security Act (other than claims for vested benefits), Executive Order 11246, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, and any other federal, state or local statute, regulation or ordinance governing the employment relationship. This release further includes any claims asserting negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, fraud, defamation, invasion of privacy, claims related to disability, any and all claims for wages, commissions, compensation, reimbursement, disbursements, bonuses, benefits, vacation, penalties and any other claims arising under or related to employment laws or regulations. Employee likewise releases the Released Parties from any and all obligations for attorneys’ fees and other legal costs incurred in regard to the above claims or otherwise. This Release covers all waivable claims including those not specifically mentioned in this Agreement.

5.	Waiver of Unknown Claims. The Parties understand and agree the Release in Section 4 includes not only claims presently known to Employee, but also all unknown or unanticipated claims, rights, demands, actions, obligations, and liabilities of every kind that are covered by the Release. Employee understands that Employee may later discover facts different from what Employee now believes to be true, which, if known, could have materially affected Employee’s decision to sign this Agreement, but Employee nevertheless waives any claims or rights based on such different or additional facts.

6.	No Claims Filed; Covenant Not to Sue. Employee affirms that Employee has not filed nor caused to be filed, and is not presently a party to, any lawsuits or arbitrations against any Released Party in any forum. Employee also promises not to sue or participate in any lawsuit against the Company or any other Released Party, either individually or as a class member or a claimant in a collective action, alleging any claim covered by the Release in Section 4 above. However, nothing in this Section 6 prevents Employee from filing a suit to (a) enforce this agreement or (b) challenge its validity under the ADEA. Consequences of breaching this Section 6 are described below in Section 13 under Effect of Breach; Return of Payments/Attorney’s Fees.

7.	Release Exclusions and Additional Employee Protections. Nothing in the Release in Section 4 or anything else in this Agreement limits or otherwise affects: rights to any vested retirement benefits or other accrued benefits to which Employee is already entitled; claims for workers’ or unemployment compensation; claims that arise after the date Employee signs this Agreement; claims to enforce this Agreement; and any other claims that cannot lawfully be waived. In addition, nothing in any part of this Agreement limits Employee’s rights to: file a charge with, provide information (including testimony) to, or participate in an investigation or proceeding conducted by any federal, state or local government agency responsible for enforcing any law; report possible violations of any law or regulation to any such agency; or make other disclosures protected under whistleblower provisions of any law or regulation. Notwithstanding the above, Employee expressly waives all rights to recover money or other individual relief in connection with any administrative or court action related in any way to any claim covered by the Release in Section 4, whether brought by Employee or on Employee’s behalf. However, Employee may recover money properly awarded by the U.S. Securities and Exchange Commission as a reward for providing information to that agency.

8.	Taxes and Indemnification. Employee agrees to pay all taxes (other than payroll taxes) found to be owed based upon the consideration provided to Employee under this Agreement and to indemnify and hold the Company harmless for any federal, state and local tax liability (including taxes, interest, penalties or the like, and required withholdings), which may be asserted against or imposed upon the Released Parties by any taxing authority related to such consideration due to Employee’s non-payment of taxes for which Employee is legally responsible. Employee understands and agrees that the Company may file any necessary tax documentation regarding payments made under this Agreement. Employee and the Company acknowledge that nothing herein constitutes tax advice to the other Party.

9.	Employee Representations. Employee represents and warrants that Employee has: (a) been paid all compensation owed for all hours worked, including, but not limited to, any overtime and bonus if applicable; (b) received all the requested leave and leave benefits and protections for which Employee was eligible under the Family and Medical Leave Act or otherwise; and (c) not suffered any on-the-job injury for which Employee has not already filed a claim. In addition, it is Company policy to encourage reporting within the Company all possible violations of any law, and no one has interfered with Employee’s reporting of any such violations.

10.	Cooperation. Employee agrees that following the Separation Date Employee will cooperate fully with the Company in connection with: (a) any defense, prosecution, or investigation of claims or demands by or against third parties; and (b) any matters arising from or related to events during Employee’s employment by the Company, including, without limitation, consulting with the Company’s employees concerning such matters. In addition, Employee agrees to execute any documents required to carry out the terms of this Agreement. With respect to subsection (a) of this Section 10, such cooperation includes, without limitation, being available to the Company upon reasonable notice, without subpoena, to provide truthful and accurate information in witness interviews plus deposition and trial testimony. The Parties agree that Employee’s cooperation with respect to subsection (b) of this Section 10 shall be limited to the twelve-month timeframe during which Employee is receiving the Severance Payments and shall not exceed twenty-five (25) hours per month during such timeframe. The Company will reimburse Employee for reasonable out-of-pocket expenses incurred in connection with any such cooperation pursuant to this Section 10 (excluding forgone wages, salary, or other compensation, except as provided herein with respect to cooperation pursuant to subsection (b) of this Section 10) and will make reasonable efforts to accommodate Employee’s scheduling needs. For any cooperation provided by Employee pursuant to subsection (b) of this Section 10, the scope and timing of such cooperation shall be mutually agreed upon in advance by Employee and the Company to the extent practicable, but in each case such requested cooperation shall not materially interfere with any subsequent employment or engagement of Employee. To the extent cooperation by Employee pursuant to subsection (b) of this Section 10 exceeds four hours in any single day at the request of the Company, the Company shall pay Employee a per diem fee of $1,370.00 for cooperation services provided that day, and such payment shall be remitted to Employee within ten (10) business days after the Company receives a monthly itemized log detailing the time and description of Employee’s cooperation and reported by the Company on a 1099-NEC.

11.	Non-Disparagement. Employee agrees that at all times in the future Employee will not disparage, malign, or impugn the Company, or its officers, directors, or employees, in any manner likely to be harmful to its or their business, business reputation, or personal reputation, whether orally, in writing, or through electronic means; provided, however, that Employee may respond accurately and fully to any inquiry or request for information when required by legal process. This prohibition includes oral or written statements in any medium including, but not limited to, websites, blogs, any and all social media sites such as Facebook, Twitter, Snapchat, Instagram, LinkedIn, Tik Tok, Google Plus, YouTube, or any other similar site, as well as oral or written statements to any author, reporter or other member of the media. The Company shall request that its directors and executive officers not defame or disparage Employee; provided however, that failure of any director or executive officer of the Company to comply with the Company’s request shall in no way constitute a breach or violation of this Agreement or otherwise subject the Company to any liability whatsoever.

12.	Non-Admission. This Agreement is intended to facilitate an amicable separation of Employee’s employment with the Company and is not intended and shall not be construed as an admission of wrongdoing by either Party.

13.	Effect of Breach; Return of Payments/Attorney’s Fees. If Employee breaches the CIPA or Sections 6, 10, 11, 16 or 21 of this Agreement, the Company’s obligations to provide Employee the Monetary Payments above shall cease immediately except for $200, and Employee will be required to repay to the Company all the Monetary Payments received by Employee except for $200; alternatively, the Company may at its option forego the remedy above and instead require Employee to pay the Company’s legal costs incurred in enforcing the CIPA and/or the body of this Agreement, including its reasonable attorneys’ fees. In addition, if Employee breaches Sections 6, 10, 11, 16 or 21 of this Agreement, Employee further agrees to return to the Company any stock underlying the Award Agreements and any proceeds from the sale or transfer of the stock underlying the Adjusted Restricted Stock Units or the Restricted Stock Units. Further, nothing in this Agreement prevents the Company from pursuing an injunction to enforce the CIPA or Sections 6, 10, 11, 16 or 21 of this Agreement.

14.	Time to Consult, Consider and Revoke. By this Agreement, Employee has been advised to consult with an attorney before signing this Agreement. Employee has had the opportunity to consider this Agreement and any additional disclosures required by law for at least sixty (60) days before signing this Agreement, although Employee may choose to sign it sooner. Employee has seven (7) days in which to revoke the Agreement after signing it if Employee wishes (the “Revocation Period”). To do so, Employee must send the Company a written notice of revocation addressed to Rachel Ginsburg, Vice President, Labor and Employment Counsel, XPO Logistics, via email at [redacted] before the Revocation Period expires, with the original notice of revocation sent via U.S. Mail to Rachel Ginsburg, Vice President, Labor and Employment Counsel, XPO Logistics, Five American Lane, Greenwich, CT 06831, postmarked no later than the last day of the Revocation Period.

15.	Integration. Employee acknowledges that this Agreement, the Severance Agreement, the Transition Agreement, the CIPA, and the Award Agreements constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede any other agreements and understandings among Employee, the Company and any other Released Party, whether written or oral, express or implied, regarding Employee’s employment, termination and benefits. Employee has not relied on any statement or promises by anyone other than those contained in this Agreement and has entered into this Agreement knowingly without reliance upon any other representation, promise, or inducement not set forth herein.

16.	Transfer of Claims. Employee has not assigned, transferred, or purported to assign or transfer to any person or entity any claims released under Section 4 above. Employee agrees to indemnify and hold the Released Parties harmless against all rights, claims, warranties, demands, debts, obligations, liabilities, costs, legal costs (including attorneys’ fees) or judgments based on or arising out of any such assignment or transfer. Employee further warrants that nothing prohibits Employee from entering into this Agreement.

17.	Binding Effect. This Agreement shall bind and inure to the benefit of the Parties’ representatives, agents, successors, assigns, heirs, attorneys, current and future affiliates, and predecessors, as well as any Released Party. This Agreement shall not benefit any other person or entity except as specified in this Agreement.

18.	Severability. Should a court of competent jurisdiction determine that the Release in Section 4 above is invalid, void or unenforceable due to Employee challenging the Release, then Employee agrees the Company’s obligations under this Agreement are null and void and Employee shall return to the Company the Monetary Payments in their entirety. If any other provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force. In the event of a final, non-reviewable, non-appealable determination that any provision in this Agreement is void or constitutes an unreasonable restriction against Employee, such provision shall not be rendered void but shall be deemed modified or reformed by the Court to the minimum extent necessary to make such provision enforceable for the longest duration and the greatest scope as may constitute a reasonable restriction under the circumstances.

19.	Governing Law, Interpretation, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its conflicts of law principles. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any Party for any reason. Any and all disputes between the parties arising from or related to this Agreement shall be exclusively heard and determined before a federal or state court located in the state where Employee worked immediately before the Separation Date. The Parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of the Agreement and the Parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

20.	Representation by Counsel. The Parties acknowledge that (a) they have had the opportunity to consult counsel in regard to this Agreement, and (b) they have read and understand the Agreement and are fully aware of its legal effects.

21.	Return of Company Property. Employee represents that: (a) on or before the Separation Date, Employee returned to the Company all Company property in Employee’s possession or control, including but not limited to, confidential and proprietary information and trade secrets, products, business records, electronically stored information, forms, tools, specifications, software, hardware, designs, files, papers and other writings related to the Company’s business; and (b) Employee has not retained any copies or duplicates of such property.

22.	No Waiver. No waiver of any claim for breach of rights under this Agreement shall be deemed a broader waiver unless the broader waiver is acknowledged in a writing executed by the waiving Party.

23.	Headings. Headings in this Agreement are for reference purposes only and shall not in any way affect the Agreement’s meaning or interpretation.

24.	Electronic Transmissions and Counterparts. This Agreement may be executed in several counterparts and by electronic transmissions (e-mail, facsimile and/or scanner) and all so executed copies shall constitute one Agreement, binding on all the Parties hereto, even though the Parties are not signatories to the original or same counterpart.

25.	Acceptance. To accept this Agreement, Employee must sign and date below and return this Agreement within sixty (60) days to: ATTN: Mary Le, Director of Human Resources, 2055 Northwest Savier Street, Portland, OR 97209; Email: [redacted]. Notwithstanding Section 24 above, if the Agreement is returned by email, Employee must also return a signed original to the Director, Human Resources at the street address above.

[SIGNATURES ON FOLLOWING PAGE]

Employee represents and warrants that Employee has read this Agreement in its entirety, has been offered sixty (60) days to review the Agreement, has been advised to consult with an attorney, fully understands all Agreement terms, and voluntarily and knowingly accepts those terms.

EMPLOYEE	XPO LOGISTICS, INC.

/s/ Ravi Tulsyan	By:	/s/ Josephine Berisha
Ravi Tulsyan		Josephine Berisha
Chief Human Resources Officer

Date: 1/23/23	Date: 1/23/23

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